EXECUTION COPY
Exhibit 4(c)3
EXTENSION AGREEMENT

March 1, 2013

Citibank, N.A., as Administrative Agent under the Credit Agreement referred to below

Citibank, N.A.
1615 Brett Road, Building III
New Castle, Delaware 19720

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, dated as of March 9, 2012 (the “Credit Agreement”), among Entergy Arkansas, Inc., as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Mizuho Corporate Bank, Ltd., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Union Bank, N.A., as LC Issuing Banks, and the other LC Issuing Banks party thereto, and (ii) the Borrower’s request, dated February 7, 2013, for a one-year extension of the Termination Date to March 9, 2018 (the “Extension Request”). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

Solely in connection with the “Extension” (as defined in the Extension Request), each undersigned Lender agrees (i) to the “Extended Section 2.18 Dates” (as defined in the Extension Request and posted for the Lenders by the Administrative Agent on DebtDomain on or about February 7, 2013, as such extended dates are updated by the Administrative Agent’s post on DebtDomain on or about February 27, 2013), and (ii) subject to the Administrative Agent’s receipt of the documents described in Section 2.18(c) of the Credit Agreement, to extend the Termination Date applicable to such Lender’s Commitment for one year to March 9, 2018, such extension to be effective on the Extension Date as specified in the Extended Section 2.18 Dates.

Each undersigned Lender that is an LC Issuing Bank under the Credit Agreement further agrees to increase its Fronting Commitment to the “Fronting Commitment Amount” listed on Schedule III hereto.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. Except as specifically provided above, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects by the parties hereto, and (ii) the execution and delivery of this Extension Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any Loan Documents. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature pages follow]

Extension Agreement (Entergy Arkansas, Inc.)

JPMORGAN CHASE BANK, N.A.

By: _/s/ Bridget Killackey_______
Name: Bridget Killackey
Title: Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: _/s/ Nick Schmiesing_______
Name: Nick Schmiesing
Title: Assistant Vice President

MIZUHO CORPORATE BANK, LTD.

By: _/s/ Raymond Ventura_______
Name: Raymond Ventura
Title: Deputy General Manager

THE BANK OF NOVA SCOTIA

By: _/s/ Thane Rattew_______
Name: Thane Rattew
Title: Managing Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By: _/s/ Chi-Cheng Chen_______
Name: Chi-Cheng Chen
Title: Vice President

Union Bank, N.A.

By: _/s/ Clark Miller_______
Name: Clark Miller
Title: Associate

BARCLAYS BANK PLC

By: _/s/ Alicia Borys_______
Name: ALICIA BORYS
Title: Vice President

Goldman Sachs Bank USA

By: _/s/ Mark Walton_______
Name: Mark Walton
Title: Authorized Signatory

KEYBANK NATIONAL ASSOCIATION

By: _/s/ Paul J. Pace_______
Name: Paul J. Pace
Title: Senior Vice President

Morgan Stanley Bank, N.A.

By: _/s/ Kelly Chin_______
Name: Kelly Chin
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC

By: _/s/ Emily Freedman_______
Name: Emily Freedman
Title: Vice President

BNP PARIBAS

By: _/s/ Francis DeLaney_______
Name: Francis DeLaney
Title: Managing Director

By: _/s/ Pasquale Perraglia_______
Name: Pasquale Perraglia
Title: Vice President

The Bank of New York Mellon

By: _/s/ Hussam S. Alsahlani_______
Name: Hussam S. Alsahlani
Title: Vice President

COBANK, ACB

By: _/s/ Josh Batchelder_______
Name: Josh Batchelder
Title: Vice President

Regions Bank

By: _/s/ Scott J Sarrat_______
Name: Scott J Sarrat
Title: Senior Vice President

SUMITOMO MITSUI BANKING
CORPORATION

By: _/s/ Shuji Yabe_______
Name: Shuji Yabe
Title: Managing Director

U.S. Bank National Association

By: _/s/ Michael T. Sagges_______
Name: Michael T. Sagges
Title: Vice President

SunTrust Bank

By: _/s/ Andrew Johnson_______
Name: Andrew Johnson
Title: Director

National Cooperative Services Corporation

By: _/s/ Daniel Lyzinski_______
Name: Daniel Lyzinski
Title: Assistant Secretary Treasurer

DEUTSCHE BANK AG NEW YORK
BRANCH

By: _/s/ Andreas Neumeier_______
Name: Andreas Neumeier
Title: Managing Director

By: _/s/ Ming K Chu_______
Name: Ming K Chu
Title: Vice President

AGREED AND ACCEPTED:

ENTERGY ARKANSAS, INC.

By: __/s/ Frank Williford__________
Frank Williford
Assistant Treasurer

CITIBANK, N.A.,
as Administrative Agent, an LC Issuing Bank
and a Lender

By: __/s/ Maureen P. Maroney ___________
Name: Maureen P. Maroney
Title: Vice President

SCHEDULE III

FRONTING COMMITMENT SCHEDULE

Name of LC Issuing Bank	Fronting Commitment Amount
Citibank, N.A.	$50,000,000
JPMorgan Chase Bank, N.A.	$0
Wells Fargo Bank, National Association	$0
Mizuho Corporate Bank, Ltd.	$0
The Bank of Nova Scotia	$0
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$0
Union Bank, N.A.	$0

TOTAL	$50,000,000